Exhibit 99.2
FirstFlight, Inc.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

	September 30, 2008
		Pro-Forma		Pro-Forma
	FirstFlight, Inc.	Adjustments		Combined
	(a)	(b)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$919,407	$(633,346)		$286,061
Accounts receivable, net	5,047,346	(4,503,061)		544,285
Note Receivables	—	500,000	(f)	500,000
Inventories	475,790	(111,272)		364,518
Prepaid expenses and other current assets	637,407	(505,494)		131,913

Total current assets	7,079,950	(5,253,173)		1,826,777

PROPERTY AND EQUIPMENT, net	1,135,623	(372,015)		763,608

OTHER ASSETS
Deposits	38,128	(38,128)		0
Intangible Assets	420,000	(320,000	)(c)	100,000
Other intangible assets, net	47,222	(47,222)		0
Goodwill	4,628,065	(2,259,781	)(d)	2,368,284

Total other assets	5,133,415	(2,665,131)		2,468,284

TOTAL ASSETS	13,348,988	(8,790,319)		4,558,669

LIABILITIES AND STOCKHOLDERS EQUITY

CURRENT LIABILITIES
Accounts payable	6,021,479	(5,151,345)		870,134
Customer deposits	172,864	0		172,864
Accrued expenses	662,339	(411,984)		250,355
Notes payable — current portion	125,502	(41,341)		84,161

Total current liabilities	6,982,184	(5,604,670)		1,377,514

LONG-TERM LIABILITIES
Notes payable — less current portion	185,211	500,000	(f)	685,211

Total liabilities	7,167,395	(5,104,670)		2,062,725

STOCKHOLDERS’ EQUITY
Preferred stock	0	0		0
Common stock	37,183	(4,019)		33,164
Additional paid-in capital	19,175,701	(1,719,418	)(e)	17,456,283
Accumulated income (deficit)	(13,031,291)	(1,462,212)		(14,493,503)

TOTAL STOCKHOLDERS’ EQUITY	6,181,593	(3,185,649)		2,995,944

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$13,348,988	$(8,790,319)		$4,558,669

FirstFlight, Inc.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Nine Months Ended
	September 30, 2008
		Pro-Forma	Pro-Forma
	FirstFlight, Inc.	Adjustments	Combined
	(1)	(2)
REVENUES	$36,637,662	$(30,066,351)	$6,571,311
COST OF SALES	30,107,012	(25,069,802)	5,037,210

GROSS PROFIT	6,530,650	(4,996,549)	1,534,101

SELLING, GENERAL & ADMINISTRATIVE	7,314,585	(5,134,245)	2,180,340

OPERATING INCOME (LOSS)	(783,935)	137,696	(646,239)

OTHER INCOME (EXPENSE)
Other income, net	(17,749)	0	(17,749)
Interest income	14,394	(7,328)	7,066
Interest (expense)	(17,527)	(42,744)	(60,271)

TOTAL OTHER INCOME (EXPENSE)	(20,882)	(49,982)	(70,954)

NET INCOME (LOSS)	$(804,817)	$87,714	$(717,103)

Basic and diluted net income applicable to common stockholders	$(0.02)	$0.03	$(0.02)

Weighted average number of common shares outstanding — basic and diluted	36,582,987	3,418,534 (3)	33,164,453

FirstFlight, Inc.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Year Ended
	December 31, 2007
		Pro-Forma	Pro-Forma
	FirstFlight, Inc.	Adjustments	Combined
	(4)	(5)
REVENUES	$47,107,927	$(40,451,336)	$6,656,591
COST OF SALES	39,455,287	(34,409,671)	5,045,616

GROSS PROFIT	7,652,640	(6,041,665)	1,610,975

SELLING, GENERAL & ADMINISTRATIVE	7,391,549	(4,393,536)	2,998,013

OPERATING INCOME (LOSS)	261,091	(1,648,129)	(1,387,038)

OTHER INCOME (EXPENSE)
Other income, net	(101,328)	0	(101,328)
Interest income	55,221	(22,668)	32,553
Interest (expense)	(30,530)	(58,658)	(89,188)

TOTAL OTHER INCOME (EXPENSE)	(76,637)	(81,326)	(157,963)

NET INCOME (LOSS)	$184,454	$(1,729,455)	$(1,545,001)

Basic and diluted net income applicable to common stockholders	$0.01	$(0.51)	$(0.05)

Weighted average number of common shares outstanding — basic and diluted	36,585,305	3,418,534 (3)	33,166,771

NOTE 1 — DIVESTITURE
     The information contained in Item 1.01 of the Form 8-K to which these financial statements are included as an exhibit are incorporated into this Note 1 by reference.
NOTE 2 — PRO FORMA ADJUSTMENTS
The pro forma adjustments give effect to the divestiture of Airborne by FirstFlight, Inc.
LEGEND TO FINANCIAL STATEMENTS IN PRO FORMA FINANCIAL STATEMENTS
BALANCE SHEET — SEPTEMBER 30, 2008
(a) Derived from the unaudited FirstFlight consolidated balance sheet at September 30, 2008.
(b) Derived from the unaudited Airborne balance sheet at September 30, 2008.
(c) Elimination of $320,000 for Airborne’s trade name.
(d) Elimination of goodwill originally booked in acquisition of Airborne.
(e) Elimination of investment in Airborne and intercompany charges to/from Airborne.
(f) Gives effect to the Euro American Loan Agreement.
STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008.
(1) Derived from the unaudited consolidated statements of operations of FirstFlight for the nine months ended September 30, 2008.
(2) Derived from the unaudited statement of operations of Airborne for the nine months ended September 30, 2008.
(3) Elimination of shares in FirstFlight owned by Airborne stockholders and exchanged as part of divestiture transaction.
(4) Derived from the audited consolidated statements of operations of FirstFlight for the year ended December 31, 2007.
(5) Derived from the audited statement of operations of Airborne for the year ended December 31, 2007.